                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT ("Agreement") is made as of September 15, 1999, by and between PERITUS SOFTWARE SERVICES, INC., a Massachusetts corporation with an address at Two Federal Street, Billerica, Massachusetts 01821 ("Peritus") and BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company with an address c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, Massachusetts 02108 ("BCIA").

      WHEREAS, Peritus, as Tenant, and MGI Two Federal Street, Inc. ("MGI"), as Landlord, entered into a certain lease, dated December 11, 1997 (the "Lease") with respect to certain property known as Two Federal Street, Billerica, Massachusetts (the "Premises"); and

      WHEREAS, BCIA purchased the Premises from MGI and succeeded to MGI's interest as Landlord under the Lease; and

      WHEREAS, Peritus is in default under the Lease for failing to pay Rent and other sums due and owing under the Lease in the amount of Two Hundred Thirty Two Thousand One Hundred Ninety Seven and 34/100 Dollars ($232,197.34) as of the date hereof; and

      WHEREAS, on the basis of said default by Peritus, BCIA has terminated the Lease by letter dated August 23, 1999; and

      WHEREAS, BCIA and Peritus desire to settle all claims that could be raised in a lawsuit between the parties and to avoid the expense and inconvenience of litigation between them, by compromising their respective rights and obligations in accordance with and subject to the terms of this Agreement; and

      WHEREAS, Peritus believes that the Rent payable under the Lease is at least equal to the fair market rent for the Premises; and

      WHEREAS, Peritus furthermore has determined that it shall benefit by settling all of its outstanding and future liabilities under the Lease at this time in accordance with the terms of this Agreement and terminating its obligations to make future Rent (as such term is defined in the Lease) payments under the Lease.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and which consideration includes but is not limited to the mutual covenants expressed herein, the parties hereto agree as follows:

      1. All of the foregoing recitals of the respective parties hereto are true and correct and are hereby incorporated in and made a part of this Agreement to the same extent as if herein set forth in full. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

      2. BCIA and Peritus hereby acknowledge and agree that the Lease has been heretofore validly, effectively and finally terminated and that Peritus has no further rights thereunder. Upon the execution of this Agreement and full compliance with the terms and conditions hereof, all of the parties' respective rights, liabilities and obligations under the Lease shall be terminated with finality and without recourse as if such document had never been executed, and the same shall be deemed null and void ab initio and of no further force and effect.

      3. Peritus shall vacate the Premises no later than 5:00 p.m. on October 15, 1999 (the "Effective Date"). In yielding-up the Premises, Peritus shall comply with the terms and conditions of Section 6.1 of the Lease; provided, however, that all of the equipment and furnishings set forth on Exhibit A attached hereto and incorporated herein (the "Furnishings") and all improvements, additions and alterations made by Peritus at the Premises (the "Improvements") other than those listed on Exhibit B attached hereto and incorporated herein shall remain at the Premises and become the property of BCIA. Peritus hereby represents and warrants that all such Furnishings and Improvements are free and clear of any and all liens, security interests or encumbrances of any kind whatsoever, and Peritus hereby indemnifies BCIA against any such liens, security interests or encumbrances as may be asserted. Simultaneously with the execution hereof, Peritus shall convey the Furnishings to Buyer by a warranty bill of sale in the form of Exhibit C attached hereto and incorporated herein, free and clear of any and all liens, security interests or encumbrances of any kind whatsoever.

      4. Simultaneously with the execution hereof, Peritus shall pay to BCIA the sum of Two Hundred Thousand Dollars ($200,000.00) by wire transfer of immediately available federal Funds, or by cashier's, treasurer's, or certified check.

      5. BCIA and Peritus hereby acknowledge and agree that BCIA is holding the Security Deposit in the sum of Three Hundred Thousand Dollars ($300,000.00) pursuant to Section 2.5 of the Lease. Peritus hereby agrees that BCIA may retain the Security Deposit plus any and all interest accrued thereon.

      6. Simultaneously with the execution hereof, Peritus shall instruct its transfer agent to issue and deliver Five Hundred Thousand (500,000) restricted shares of its common stock, $.0l par value per share (the "Shares") to BCIA, and BCIA shall pay to Peritus Five Thousand Dollars ($5,000.00) for the par value therefor. Peritus hereby represents and warrants that the Shares to be issued in connection herewith have been, or prior to their issuance will have been, duly authorized for issuance by Peritus to BCIA, and on the date of their issuance pursuant to the terms and conditions hereof will be validly issued, fully paid and non-assessable, free and clear of any liens, pledges and encumbrances of any kind whatsoever.

      7. BCIA hereby represents and warrants to Peritus that (i) it is an "accredited investor" as that term is defined under Regulation D promulgated under the Securities Act of 1933 (the "Act"): (ii) it is acquiring the Shares for investment and not with a view to distribution or resale except as permitted under the Act; and (iii) the Shares shall bear a restrictive legend substantially as follows: "The securities represented by this certificate have not been registered under the Act and may not be sold, assigned or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the company that such registration is not in the circumstances required."

      8. Peritus hereby represents and warrants, as of the date hereof, that it is paying its obligations as they come due, that the fair saleable value of its assets exceeds the sum of its liabilities, and that no petition has been filed by or against it under the Federal Bankruptcy Code or any similar state or federal law. Peritus hereby further represents and warrants that the Securities and Exchange Commission ("SEC") Form 10-Q for the Quarterly Period Ended June 30, 1999 filed by Peritus with the SEC as of August 11, 1999 (the "Form l0-Q") was true and correct in all material respects as of the date thereof.

      9. Upon the execution of this Agreement and full compliance with the terms and conditions hereof, Peritus and BCIA shall unconditionally release each other and each other's respective successors, predecessors, heirs, assigns, affiliates, subsidiaries and parent companies from any and all claims, causes of action, obligations and/or liabilities that the one had, has or may have had against the other, from the beginning of the world to the date hereof, including but not limited to any claims, causes of action, obligations or liabilities arising under or re1ating to the Lease, but specifically excepting obligations undertaken in connection herewith. In furtherance, but not in limitation of the foregoing, Peritus hereby agrees that it shall not seek repayment of any amounts from BCIA on any basis, including without limitation, on the asserted grounds that such amounts are recoverable in any Chapter 7 or Chapter 11 bankruptcy proceedings of Peritus which may be commenced in the future. In the event this Agreement is set aside or declared invalid for any reason whatsoever, all of BCIA's rights and remedies under the Lease shall be immediately reinstated as though this Agreement had never been entered into.

      10. The execution and delivery of this Agreement, and the performance of the parties' respective obligations hereunder have been duly authorized by all requisite organizational action, and this Agreement has been duly executed and delivered by a duly authorized representative of the parties. None of the foregoing requires any action by or filing with any governmental or quasi-governmental body having jurisdiction over any party hereto or the Premises, or contravenes or constitutes a default under any provision of any applicable law, any organizational document of BCIA or Peritus or any agreement, judgment, injunction, order, decree or other instrument binding upon BCIA or Peritus. This Agreement constitutes the valid and binding obligations of BCIA and Peritus enforceable in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally and principles of equity.

      11. This Agreement (i) contains the entire agreement by and between BCIA and Peritus with respect to the foregoing and supersedes all previous agreements between the parties with respect to the subject matter hereof, whether express or implied, written or oral; (ii) shall be binding upon and inure to the benefit of the heirs, successors and assigns of BCIA and Peritus; (iii) shall be construed in accordance with the laws of the Commonwealth of Massachusetts; (iv) may only be modified by a writing signed by an authorized representative of each party; and (v) may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

      12. Execution of this Agreement is the free and voluntary act of both BCIA and Peritus and does not occur as a result of any coercion or duress, and is being made after receipt of advice from legal counsel. Landlord and Tenant state that the undersigned have read the Agreement, understand the contents thereof, and execute the same as their free act and deed.

      13. BCIA hereby consents to Peritus or its agents conducting one one-day auction at the Premises of Peritus' equipment and furnishings (other than those set forth on Exhibit A hereto) on or before the Effective Date.

                  [Remainder of page intentionally left blank]

EXECUTED under seal as of the day and year first set forth above.


                      BCIA NEW ENGLAND HOLDINGS LLC, a Delaware
                            limited liability company

                      By: BCIA NEW ENGLAND HOLDINGS MASTER
                          LLC, a Delaware limited liability company, its
                          Manager

                          By: BCIA NEW ENGLAND HOLDINGS
                              MANAGER LLC, a Delaware limited
                              liability company, its Manager

                                   By: BCIA NEW ENGLAND
                                       HOLDINGS MANAGER CORP., a
                                       Delaware corporation, its Manager


                                       By:  /s/ Karl W. Weller
                                            --------------------------
                                            Karl W. Weller
                                            Executive Vice President

                        PERITUS SOFTWARE SERVICES, INC., a
                        Massachusetts corporation


                        By:  /s/ John D. Giordano  9/14/99
                             --------------------------------
                             John D. Giordano
                             President

                                    Exhibit A

                             Schedule of Furnishings

 .     Fifty (50) complete workstations installed on the second floor

 .     Reception desk located in main lobby

 .     Ten (10) cafeteria tables and thirty (30) cafeteria chairs

 .     Cafeteria serving table and non-commercial refrigerator

 .     Projection screens located throughout building, with exception of five (5)
      which have already been removed from second floor

 .     All building equipment and fixtures permanently attached, excluding whiteboards, including but not limited to:

      .     Computer room Liebert cooling units;

      .     All telephone/data wiring;

      .     Security system including computer;

      . All remaining kitchen equipment (as of 9/1/99): refrigerators, ovens, racks, tables, etc.; and

      .     All remaining cable trays

                                    Exhibit B

                        Schedule of Excluded Furnishings

Five (5) ceiling projection screens from the second floor of the Premises.

                                    Exhibit C

                              Form of Bill of Sale

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PERITUS SOFTWARE SERVICES1 INC., a Massachusetts corporation with an address at Two Federal Street, Billerica, Massachusetts 01821 ("Seller"), hereby grants, bargains, conveys, sets over, transfers, assigns and delivers unto BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company with an address c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, Massachusetts 02108 ("Buyer"), its successors and assigns, all of Seller's right, title and interest in and to all of the personal property set forth on Schedule 1 hereto, to have and to hold the same unto Buyer, its successors and assigns forever, free and clear of any and all liens, security interests or encumbrances of any kind whatsoever.

      EXECUTED as a sealed instrument as of the ____ day of September, 1999.

                                         PERITUS SOFTWARE SERVICES,
                                         INC., a Massachusetts corporation


                                         By:  /s/ John D. Giordano  9/14/99
                                              ---------------------------------
                                              John D. Giordano
                                              President

                                   Schedule 1

 .     Fifty (50) complete workstations installed on the second floor

 .     Reception desk located in main lobby

 .     Ten (10) cafeteria tables and thirty (30) cafeteria chairs

 .     Cafeteria serving table and non-commercial refrigerator

 .     Projection screens located throughout building, with exception of five (5)
      which have already been removed from second floor

 .     All building equipment and fixtures permanently attached, excluding whiteboards, including but not limited to:

      .     Computer room Liebert cooling units;

      .     All telephone/data wiring;

      .     Security system including computer;

      . All remaining kitchen equipment (as of 9/1/99): refrigerators, ovens, racks, tables, etc.; and

      .     All remaining cable trays